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As filed with the Securities and Exchange Commission on November 12, 2003

Registration No. 333-100944

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Protective Life Insurance Company
(As depositor of the trusts described herein and as
issuer of the funding agreements described herein)
(Exact name of registrant as specified in its charter)
 Tennessee
(State or other jurisdiction of incorporation
or organization of registrant)
 63-0169720
(I.R.S. Employer Identification Number)
 2801 Highway 280 South
Birmingham, Alabama 35223
(205) 268-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Please address a copy of all communications to:
 c/o Deborah J. Long, Esq.
Senior Vice President, Secretary and General Counsel
Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35223
(205) 268-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven J. Slutzky Matthew E. Kaplan Debevoise & Plimpton 919 Third Avenue New York, New York 10022 (212) 909-6000	Perry J. Shwachman Brian J. Fahrney Sidley Austin Brown & Wood LLP 10 South Dearborn Street Chicago, Illinois 60603 (312) 853-7000

Approximate date of commencement of the proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. / /

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth those expenses to be incurred by Protective Life Insurance Company in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee	$276,000
Fees and expenses of Trustees and Administrator	$400,000
Printing and engraving expenses	$200,000
Accountant's fees and expenses	$60,000
Legal fees and expenses	$1,000,000
Rating agency fees	$600,000
Miscellaneous expenses	$600,000

Total	$3,136,000

Item 15. Indemnification of Directors and Officers.

  Protective Life Insurance Company

        The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director or officer of the corporation against liability incurred in connection with the proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he or she reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he or she reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. Unless the corporation's charter provides otherwise, in cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Unless the corporation's charter provides otherwise, the TBCA provides that a court of competent jurisdiction, upon application, may order that officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to mandatory indemnification or that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or (c) such officer or director breached the relevant duty of care to the corporation.

        Article XI of Protective Life's by-laws provide, in substance, that it shall indemnify any person who was, is or is threatened to be made, a party to any claim, action, suit or proceeding, other than an action by or in the right of Protective Life, by reason of the fact that he or she is or was an officer, director, employee or agent of Protective Life, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Protective Life and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the action or suit is or was by or in the right of Protective Life to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Protective Life, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Protective Life, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Protective Life unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that any officer or director has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified by Protective Life against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith, notwithstanding that he or she has not been successful on any other claim, issue or matter in any such action, suit or proceeding. Unless ordered by a court, indemnification shall be made by Protective Life only as authorized in the specific case upon a determination that indemnification of the officer or director is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to or who have been wholly successful on the merits or otherwise with respect to such claim, action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by Protective Life's shareholders.

        In addition, the executive officers and directors are insured by Protective Life's Directors' and Officers' Liability Insurance Policy including Company Reimbursement.

Item 16. Exhibits.

Exhibit Number	Description
1.1	Standard Selling Agent Agreement Terms (InterNotes®)†
1.2	Selling Agent Agreement (InterNotes®) (included in Section F to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
1.3	Standard Distribution Agreement Terms (Secured Medium-Term Notes)†
1.4	Distribution Agreement (Secured Medium-Term Notes) (included in Section G to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.1	Standard Indenture Terms†
4.2	Indenture (included in Section E to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.3	Form of Retail Global Note (InterNotes) (included as Exhibit A-1 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4.4	Form of Institutional Global Note (Secured Medium-Term Notes) (included as Exhibit A-2 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4.5	Form of Institutional Definitive Note (included as Exhibit A-3 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4.6	Form of Certificate of Trust†
4.7	Standard Statutory Trust Terms†
4.8	Statutory Trust Agreement (included in Section A to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.9	Standard Common Law Trust Terms†
4.10	Common Law Trust Agreement (included in Section A to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.11	Form of Funding Agreement†
4.12	Standard Administrative Services Terms†
4.13	Administrative Services Agreement (included in Section B to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.14	Form of Omnibus Instrument†
5.1	Opinion of Debevoise & Plimpton†
5.2	Opinion of Richards, Layton & Finger, P.A., Special Delaware Counsel to Protective Life Insurance Company†
5.3	Opinion of Bass, Berry & Sims PLC, Special Tennessee Counsel to Protective Life Insurance Company†
8	Opinion of Debevoise & Plimpton (re: tax matters)†
10.1	Standard Expense and Indemnity Agreement Terms†
10.2	Expense and Indemnity Agreement (included in Section C to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
10.3	Line of Credit Agreement, dated as of October 17, 2001, among Protective Life Corporation, the several lenders from time to time party thereto, Suntrust Bank, as syndication agent, and Am South Bank, as Administration Agent (incorporated herein by reference to Exhibit 10(g) to Protective Life Insurance Company's Form 10-K for the fiscal year ended December 31, 2002).
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges†
15	Letter of Awareness of PricewaterhouseCoopers LLP†
23.1	Consent of PricewaterhouseCoopers LLP†
23.2	Consent of Debevoise & Plimpton (included in Exhibit 5.1 and Exhibit 8)
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
23.4	Consent of Bass, Berry & Sims PLC†
23.6	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.3)
24.1	Power of Attorney of Board of Directors and Officers†
24.2	Power of Attorney of Steven G. Walker
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as Indenture Trustee under the Indenture†

†
Previously filed.

Item 17. Undertakings.

        (a)   Rule 415 Offering.

  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   Filings Incorporating Subsequent Exchange Act Documents by Reference.

        The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of Protective Life's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Acceleration of Effectiveness.

        Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person, if any, of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Protective Life Insurance Company (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 11th day of November, 2003.

PROTECTIVE LIFE INSURANCE COMPANY
By:	/s/ JUDY WILSON Name: Judy Wilson Title: Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John D. Johns	Chairman of the Board and President (Principal Executive Officer)
* Allen W. Ritchie	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
* Steven G. Walker	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
* Richard J. Bielen	Director
R. Stephen Briggs	Director
* J. William Hamer, Jr.	Director

* T. Davis Keyes	Director
* Carolyn King	Director
Deborah J. Long	Director
Jim E. Massengale	Director
* Wayne E. Stuenkel	Director
*By:	/s/ JUDY WILSON As Attorney-in-Fact	November 11, 2003

 EXHIBIT INDEX

Exhibit Number	Description
1.1	Standard Selling Agent Agreement Terms (InterNotes®)†
1.2	Selling Agent Agreement (InterNotes®) (included in Section F to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
1.3	Standard Distribution Agreement Terms (Secured Medium-Term Notes)†
1.4	Distribution Agreement (Secured Medium-Term Notes) (included in Section G to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.1	Standard Indenture Terms†
4.2	Indenture (included in Section E to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.3	Form of Retail Global Note (InterNotes) (included as Exhibit A-1 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4.4	Form of Institutional Global Note (Secured Medium-Term Notes) (included as Exhibit A-2 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4.5	Form of Institutional Definitive Note (included as Exhibit A-3 to the Standard Indenture Terms filed as Exhibit 4.1 hereto)
4.6	Form of Certificate of Trust†
4.7	Standard Statutory Trust Terms†
4.8	Statutory Trust Agreement (included in Section A to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.9	Standard Common Law Trust Terms†
4.10	Common Law Trust Agreement (included in Section A to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.11	Form of Funding Agreement†
4.12	Standard Administrative Services Terms†
4.13	Administrative Services Agreement (included in Section B to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
4.14	Form of Omnibus Instrument†
5.1	Opinion of Debevoise & Plimpton†
5.2	Opinion of Richards, Layton & Finger, P.A., Special Delaware Counsel to Protective Life Insurance Company†
5.3	Opinion of Bass, Berry & Sims PLC, Special Tennessee Counsel to Protective Life Insurance Company†
8	Opinion of Debevoise & Plimpton (re: tax matters)†
10.1	Standard Expense and Indemnity Agreement Terms†
10.2	Expense and Indemnity Agreement (included in Section C to the Form of Omnibus Instrument filed as Exhibit 4.14 hereto)
10.3	Line of Credit Agreement, dated as of October 17, 2001, among Protective Life Corporation, the several lenders from time to time party thereto, Suntrust Bank, as syndication agent, and Am South Bank, as Administration Agent (incorporated herein by reference to Exhibit 10(g) to Protective Life Insurance Company's Form 10-K for the fiscal year ended December 31, 2002).
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges†
15	Letter of Awareness of PricewaterhouseCoopers LLP†
23.1	Consent of PricewaterhouseCoopers LLP†
23.2	Consent of Debevoise & Plimpton (included in Exhibit 5.1 and Exhibit 8)
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
23.4	Consent of Bass, Berry & Sims PLC†
23.6	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.3)
24.1	Power of Attorney of Board of Directors and Officers†
24.2	Power of Attorney of Steven G. Walker
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as Indenture Trustee under the Indenture†

†
Previously filed.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX